UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2018

DISCOVERY ENERGY CORP.

(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

One Riverway Drive, Suite 1700

Houston, Texas 77056

713-840-6495

(Address and telephone number of principal executive offices, including zip code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Discovery Energy Corp. (the ‘Company”) has been advised that effective July 1, 2018 GBH CPAs, P.C. (“GBH”), the Company’s independent registered public accounting firm, completed a merger transaction (the “Merger”) with Marcum LLP (“Marcum”). After the Merger, GBH continued in existence for some period of time to complete certain on-going work for some of its existing clients, including the Company. The Company believes that, upon the filing of its first quarter 2019 Quarterly Report on Form 10-Q with the Commission on July 20, 2018, GBH effectively resigned as the Company’s independent registered public accounting firm. As the surviving firm of the Merger, Marcum was subsequently engaged as the Company’s independent registered public accounting firm. The decision to retain Marcum as the Company’s independent registered public accounting firm following the Merger has been approved by the Company’s Board of Directors, which functions as an audit committee.

The report of GBH on the Company’s financial statements for the fiscal years ended February 28, 2018 and February 28, 2017 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. The report did include an explanatory paragraph about the uncertainty as to the Company’s ability to continue as a going concern. During the period of GBH’s engagement as the Company’s independent registered public accounting firm through July 20, 2018 (the “Engagement Period”), there were no disagreements as defined in Item 304 of Regulation S-K with GBH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GBH, would have caused it to make reference in connection with any opinion to the subject matter of the disagreement. Further, during the Engagement Period, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). The Company has provided GBH with a copy of this Report prior to its filing with U.S. Securities and Exchange Commission (the “SEC”) and requested GBH to furnish the Company with a letter addressed to the SEC, stating whether or not it agrees with the statements made above. A copy of the letter furnished by GBH in response to that request is filed as Exhibit 16.1 to this Report.

During our two most recent fiscal years and through July 20, 2018, neither us nor anyone on our behalf consulted Marcum regarding either (1) the application of accounting principles to a specified transaction regarding us, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (2) any matter regarding us that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). The Company provided Marcum a copy of the disclosures in this Report prior to filing and offered an opportunity to provide a letter addressed to the SEC if desired. If Marcum provides such a letter, it will be filed subsequently as an exhibit to this Report.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Exhibit Title

16. 1	Letter from GBH CPAs, PC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY ENERGY CORP.
(Registrant)

Date: October 10, 2018	By:	/s/ William E. Begley, Jr.
William E. Begley, Jr.,
Interim President